UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2023

Enviri Corporation
(Exact name of Company as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor		19103
Philadelphia,	Pennsylvania
(Address of principal executive offices)		(Zip Code)

(267)	857-8715
(Company’s telephone number, including area code)

Harsco Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	HSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On June 1, 2023, Enviri Corporation (NYSE: HSC) (the “Company”) reached an amicable agreement with Stericycle, Inc. (“Stericycle”) to resolve all significant disputes between the companies, including a dispute over amounts payable under a healthcare services agreement under which the Company’s Clean Earth division (“Clean Earth”) performs services for Stericycle (such agreement, the “Settlement”).
Pursuant to the Settlement, Stericycle will pay the Company $6 million for work performed under the healthcare services agreement in prior periods, and the parties have agreed to certain price increases going forward for services rendered by Clean Earth.
The healthcare services dispute led to the Company filing a lawsuit in October 2022 in the Superior Court of Delaware, under the caption Clean Earth Environmental Solutions Inc. f/k/a Stericycle Environmental Solutions, Inc. v. Stericycle, Inc., C.A. No. N22C-10-656 MMJ CCLD. Pursuant to the Settlement, the parties have agreed to dismiss the lawsuit.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRI CORPORATION

Date: June 7, 2023	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary